SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 8, 2002

NationsRent, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14299	31-1570069

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 East Las Olas Blvd. Fort Lauderdale, Florida	33301

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 760-6550

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 4. Changes in Registrants Certifying Accountant

As previously disclosed in NationsRent, Inc.’s (the “Registrant”) Current Report on Form 8-K dated July 1, 2002, the Registrant formally dismissed Arthur Andersen, LLP (“Arthur Andersen”) as the auditors of the Registrant and its subsidiaries (collectively, the “Company”), effective July 1, 2002.

On July 8, 2002, the Registrant filed an application with the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) to retain Ernst & Young LLP (“E&Y”) as the independent auditors of the Company to replace Arthur Andersen, subject to the approval of the Bankruptcy Court in connection with the Company’s chapter 11 cases. The decision to change auditors was recommended by the Audit Committee of the Registrant’s Board of Directors and approved by the Registrant’s Board of Directors.

As previously disclosed, during the years ended December 31, 2001 and 2000 and through July 1, 2002, there were no disagreements between the Company and Arthur Andersen on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen’s satisfaction, would have caused it to make reference to the subject matter in connection with its report on the Company’s consolidated financial statements for such years; and there were no reportable events as defined in Item 304 (a) (1) (v) of Regulation S-K.

In the years ending December 31, 2001 and 2000 and through the date hereof, the Company did not consult E&Y with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events as set forth in Items 304 (a) (2) (i) and (ii) of Regulation S-K.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONSRENT, INC.
By: /s/ Ezra Shashoua

Name: Ezra Shashoua Title: Executive Vice President and Chief Financial Officer

Dated: July 17, 2002

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